Exhibit 10.12

CERTAIN INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT PURSUANT TO ITEM 601(B)(10) OF REGULATION S-K, BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. IN ADDITION, CERTAIN PERSONALLY IDENTIFIABLE INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT PURSUANT TO ITEM 601(A)(6) OF REGULATION S-K. [*****] INDICATES THAT INFORMATION HAS BEEN REDACTED

Ref. No.

Tenancy Agreement

An Agreement made in 8-Dec-2022 between the Landlord and the Tenant as more particularly described in the Schedule I.

The Landlord lets and the Tenant takes the Premises for the Term of Tenancy and at the Rent as more particularly described in the Schedule I and both parties agree to observe and perform the terms and conditions as follows:

1	The Tenant shall pay the Rent in advance on the first day of each and every calendar month during the said term. If the Tenant shall fail to pay the Rent after 7 days from the due date, the Landlord shall have right to institute appropriate action to recover the rent and all costs, expenses and other outgoings so incurred by the Landlord in relation to such action shall be a debt owed by the Tenant to the Landlord and shall be recoverable in fully by the Landlord.

2	The Tenant shall not make any alterations in and / or additions to the said premises without the prior written consent of the Landlord, which consent shall not be unreasonably withheld.

3	The Tenant shall not assign, transfer, underlet or otherwise part with the possession of the said premises or any part thereof to any other person.

4	The Tenant shall comply with all ordinances, regulations and rules of Hong Kong and shall observe and perform the covenants, terms and conditions of the Deed of Mutual Covenant and Sub-Deed of Mutual Covenant (if any) relating to the said premises. The Tenant shall not contravene any negative or restrictive covenants in the Government Lease(s) under which the Premises are held from the Government.

5	The Tenant shall pay and discharge punctually during the said term all charges for water, electricity, gas and telephone and other similar charges payable in respect of the said premises.

6	The Tenant shall during the said term keep the whole of the interior of the said premises in good and tenantable repair and condition (fair wear and tear and damage caused by inherent defects expected) and shall deliver up vacant possession of the Premises in the same repair and condition on the expiration or sooner determination of this tenancy.

7	The Tenant shall pay to the Landlord the Security Deposit set out in Schedule I for the due observance and performance of the terms and conditions therein contained and on his part to be observed and performed. Provided that there is no antecedent breach of any of the terms and conditions herein contained, the Landlord shall refund the Security Deposit to the Tenant without interest within 30 days from the date of delivery of vacant possession of the Premises to the Landlord and after fully settlement of all outstanding payments owed by the Tenant to the Landlord. If the Tenant shall commit a breach of any of the terms and conditions herein contained, this Agreement shall absolutely determine and the Security Deposit paid under this clause shall be absolutely forfeited to the Landlord as and for liquidated damages (but not as penalty) and the rights and remedies given to the Landlord by this clause shall not prejudice any other right of action or any remedy of the Landlord in respect of such breach by the Tenant.

8	Provided that the Tenant paying the rent hereby reserved and all charges payable hereunder and performing and observing the covenants by the Tenant hereinbefore contained may peaceably hold and enjoy the said premises during the said term without any interruption by the Landlord or any person lawfully claiming through or under or in trust for him.

9	The Landlord shall keep and maintain the structural parts of the said premises in proper state of repair provided that the Landlord’s liability shall not be incurred unless and until written notice of any defect or want of repair has been given by the Tenant to the Landlord and the Landlord shall have failed to take reasonable steps to repair and remedy the same after the lapse of a reasonable time from the date of service of such notice.

Ref. No.

10	The Landlord shall pay the Property tax payable in respect of the Premises.

11	The Stamp Duty payable on this Agreement shall be borne by the Landlord and the Tenant in equal shares.

12	The Landlord and the Tenant agree to be bound by the additional terms and conditions contained in the Schedule II (if any).

13	If there is any conflict between the English version and the Chinese version in the agreement, *the English / Chinese version shall prevail.

*	Delete where inapplicable

Acknowledged the receipt of the Security Deposit of HK$ 120,000 by the Landlord	Acknowledged the receipt of __ set of the Premises by the Tenant

Confirmed and Accepted all the terms and conditions contained herein by the Landlord	Confirmed and Accepted all the terms and conditions contained herein by the Tenant

[Signature by landlord affixed here]	[Company seal affixed here]

BR No.: [*****]	BR No.: [*****]

Ref. No.

Schedule I

The Premises:	18/F, Wing Wong Commercial Building, 557-559 Nathan Road, Yau Ma Tei, Kowloon
The Landlord:	[*****]
whose *address / registered office is situate at [*****] Tel: [*****]
The Tenant:	Fortune Jet Management & Training Co. Limited
whose *address / registered office is situate at 17/F & 18/F, Wing Wong Commercial Building, 557-559 Nathan Road, Yau Ma Tei, Kowloon Tel: [*****] Mr. Chu / [*****] Ms.Yuen
Term of Tenancy:	From 2022-12-16 to 2023-12-15 (both days inclusive)
Rent:	HK$40,000 (include government rates, government rent, management fee)
Security Deposit:	HK$120,000
Other Security Deposit:	HK$ Nil

Schedule II

The Miscellaneous Payments

The following payments shall be paid in respect of the said premises during the Term of Tenancy:

(a) Management Fee	To be borne by *the Tenant / the Landlord.
(b) Government Rates	To be borne by *the Tenant / the Landlord.
(c) Government Rent	To be borne by *the Tenant / the Landlord.
(d) Renewal Right:	The Tenant has the right to renew the lease for one year, and the increment of the rent shall not exceed 15% or at the market rate, which shall be negotiated separately.

*	delete where inapplicable

Usage

The property is for commercial use, the tenant for other purposes, all costs / responsibilities (such as tolerance fees, government administration fees, land premium fees) all by the charterer.

Break Clause

Notwithstanding anything to the contrary hereinbefore contained, the Landlord/Tenant either party shall be entitled to terminate this Agreement earlier than as herein provided by serving not less than 1 months’ written notice or by paying 1 months’ Rent in lieu to the Landlord/Tenant/other party provided that the said written notice shall not be served before the expiration of the 11 month of the Term of Tenancy.

Ref. No.

Others

1.)	The attorney’s fee incurred as a result of the rent and other expenses owed by the tenant will be charged against the tenant.

2.)	If the tenant delay to pay the monthly rent for more than 15 days from the date of the lease, interest will be charged. The monthly interest rate is 3%.

3.)	If the tenant failed to pay the monthly rent within 30 days from the due date, the owner has the right to cancel the lease immediately and repossess the property immediately without any further notice. The tenant has to comply without any right of appeal.

4.)	The tenant is fully responsible for the routine maintenance of all fixtures, furniture, utensils, electrical appliances, etc., provided by the owner. Upon the end of the lease, it shall be returned to the owner under normal operational conditions, cost for repair of any damages or mal-function will be charged against the tenant.

5.)	The tenant is required to buy the wind, fire, water, theft, home accident insurance, and the owner will not be responsible for any loss.

6.)	Upon termination expiration of the lease, the tenant has to return the unit in the same condition as at the time when the lease commenced. The owner has the right to ask the tenant to keep the decoration intact, or ask the tenant to dismantle all the renovations (Whether or not they are built or rebuilt by the tenant) and return the BARE SHELL to the owner. IN any case, the tenant must clan the building and leave nothing behind.

7.)	The owner does not guarantee the use, area and any unauthorized structures of the rented building., The tenant may not request termination of the lease or any compensation from the owner for any of the foregoing reasons.

8.)	During the lease period, if there were any renovation/reconstruction of the building as required by the Government in compliance with the law, the tenant must assist the owner to complete the relevant works before the deadline of the order, if the tenant failed to cooperate with the landlord to comply with such requirements, the owners have the right to recover the costs and losses (including fine and legal fees) incurred against the tenants. If the illegal structures are built by the tenants, all fees incurred, including engineering fees and surveyor fees, etc., will be charged against the tenant.